RYDER SCOTT COMPANY

      PETROLEUM ENGINEERS                                 FAX:  (303) 623-4258

      600 SEVENTEENTH STREET              SUITE 900N    DENVER, COLORADO 80202
      TELEPHONE (303) 623-9147




                         CONSENT OF RYDER SCOTT COMPANY


     We consent to the use of our report dated April 20, 1998, in the Post-Effective Amendment No. 1 to the registration statement on Form S-1 filed by EuroGas, Inc., including the discussion of such report in the registration statement and any references made to us as a result of such use.

                                          Very truly yours,

                                          /s/ Ryder Scott Company

                                          RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS


Denver, Colorado
September 1, 1998


















CALGARY OFFICE: 1850, 355-8TH AVENUE, S.W.CALGARY, ALBERTA T2P 1C9 TELEPHONE (403) 262-2799 FAX (403) 262-2790

HEADQUARTERS:  1100 LOUISIANA  SUITE 3800  HOUSTON, TEXAS 77002
TELEPHONE (713) 651-9191